UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 4, 2011

HIGHPOWER INTERNATIONAL, INC.
_______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Sha

nxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Preliminary Results of Operations for the year ended December 31, 2010

On March 4, 2011, Highpower International, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the quarter and year ended December 31, 2010.  A copy of the March 4, 2011 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The Company estimates that revenue for the quarter ended December 31, 2010 will be in the range of $27.5 to $28.0 million. The Company expects net income for the quarter ended December 31, 2010 to be in the range of $1.3 to $1.5 million.  The Company estimates that revenue for the year ended December 31, 2010 will be in the range of $104.5 to $105.0 million. The Company expects net income for the year ended December 31, 2010 to be in the range of $5.9 to $6.1 million.

On March 7, 2011, the Company will participate in the Rodman & Renshaw Annual China Investment Conference in Shanghai, China.  At the conference, the Company will discuss the presentation attached hereto as Exhibit 99.2.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report and in the exhibits attached hereto includes statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our company’s and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “ intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report and in the exhibits attached hereto are based on current expectations and beliefs concerning future developments.  There can be no assurance that future developments actually affecting the Company will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:  the current economic downturn adversely affecting demand for the Company’s products, fluctuations in the cost of raw materials, the Company's dependence on, or inability to attract additional, major customers for a significant portion of its net sales, the Compan y’s ability to increase manufacturing capabilities to satisfy orders from new customers, changes in the laws of the PRC that affect the Company's operations, the Company’s ability to complete construction at its new manufacturing facility on time, the Company’s ability to control operating expenses and costs related to the construction of its new manufacturing facility, the devaluation of the U.S. Dollar relative to the Renminbi, the Company's dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use its battery products, responsiveness to competitive market conditions, the Company’s ability to successfully manufacture Li-ion batteries in the time frame and amounts expected, the market acceptance of the Company’s Li-ion products, and changes in foreign, political, social, business and economic conditions that affect the Company’s production capabilities or demand for its products.

The above financial information and the information contained in the March 4, 2011 press release and presentation is preliminary in nature, based only upon preliminary information available to the Company as of the date of the filing of this Current Report on Form 8-K and has not been reviewed or audited by the Company’s independent registered public accounting firm.  The Company’s actual results of operations for the quarter and year ended December 31, 2010 could differ materially from its estimates due to completion of its year end closing procedures, final adjustments, audit by the Company’s independent registered public accounting firm and other developments that may arise before the Company’s financial results for the year are finalized. Accordingly, undue reliance should not be placed on the foregoi ng financial estimates.

Item 7.01 Regulation FD Disclosure.

The information reported under Item 2.02 is hereby incorporated by reference.

The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K, including Exhibits 99.1  and 99.2 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated March 4, 2011.
99.2	Presentation Materials for Rodman & Renshaw Annual China Investment Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highpower International, Inc.

Dated: March 4, 2011	/s/ Henry Sun
	By:	Henry Sun
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Highpower International, Inc. Press Release dated March 4, 2011.
99.2	Presentation Materials for Rodman & Renshaw Annual China Investment Conference